Exhibit 23.1

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Appiphany Technologies Holdings Corp

As independent registered public accountants, we hereby consent to the use of our report dated August 15, 2016, with respect to the financial statements of Appiphany Technologies Holdings Corp  in its registration statement on Form S-1/A Amendment No. 1 relating to the registration of 10,000,000 shares of common stock.  We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.

Salt Lake City, UT
January 3, 2017